Exhibit 10.1

CONTRIBUTION, CONVEYANCE AND ASSUMPTION AGREEMENT

This CONTRIBUTION, CONVEYANCE AND ASSUMPTION AGREEMENT, dated as of July 26, 2013 (this “Agreement”), is by and among PHILLIPS 66 PARTNERS LP, a Delaware limited partnership (the “Partnership”), PHILLIPS 66 PARTNERS GP LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), PHILLIPS 66 PARTNERS HOLDINGS LLC, a Delaware limited liability company ( “Holdings”), 66 PIPELINE LLC,  a Delaware limited liability company (“66 Pipeline”), PHILLIPS 66 COMPANY, a Delaware corporation (“Phillips 66 Company”), PHILLIPS TEXAS PIPELINE COMPANY, LTD., a Texas limited partnership (“Phillips Texas Pipeline”), PHILLIPS 66 CARRIER LLC, a Delaware limited liability company (“Carrier”) and PHILLIPS 66 PIPELINE LLC, a Delaware limited liability company (“Phillips 66 Pipeline”) (each, a “Party” and collectively, the “Parties”).

RECITALS

WHEREAS, the General Partner and Phillips 66 Company have caused the formation of the Partnership, pursuant to the Delaware Revised Uniform Limited Partnership Act (as amended from time to time, the “Delaware Partnership Act”), for the purpose of owning, operating, developing and acquiring primarily fee-based crude oil, refined petroleum product and natural gas liquids pipelines and terminals and other transportation and midstream assets, as well as engaging in any other business activity that is approved by the General Partner and that lawfully may be conducted by a limited partnership organized under the Delaware Partnership Act.

WHEREAS, in order to accomplish the objectives and purposes in the preceding recital, each of the following actions has been taken prior to the date hereof:

1.             66 Pipeline filed a certificate of conversion under the Delaware Limited Liability Company Act (as amended from time to time, the “Delaware LLC Act”) and converted from a Delaware corporation named “66 Pipe Line Company” to a Delaware limited liability company;

2.             Phillips 66 Company formed the General Partner under the Delaware LLC Act and contributed $1,000 in exchange for all of the limited liability company interests in the General Partner;

3.             Phillips 66 Company, as the limited partner, and the General Partner, as the general partner, formed the Partnership under the Delaware Partnership Act and contributed $980 and $20, respectively, in exchange for a 98% limited partner interest (the “Initial LP Interest”) and a 2% general partner interest, respectively, in the Partnership;

4.             Phillips Texas Pipeline formed Carrier under the Delaware LLC Act and contributed $1,000 in exchange for all of the limited liability company interests in Carrier;

5.             Phillips Texas Pipeline formed Holdings under the Delaware LLC Act and contributed $1,000 in exchange for all of the limited liability company interests in Holdings;

6.             On or prior to June 1, 2013, pursuant to the contribution, conveyance and assumption documents set forth on Exhibit A (the “Conveyance Documents”), each of the following were consummated:

(a)         Phillips Texas Pipeline conveyed to Carrier, as a capital contribution, (i) its interest in all pipe and equipment and a majority of existing third party rights-of-way related to that certain pipeline referred to as the “Sweeny to Pasadena pipeline,” (ii) four of the five parcels of land held in fee by Phillips Texas Pipeline at that certain refined petroleum product terminal located in Pasadena, Texas (together with the assets described in 6(d)(iii) and (iv) below, the “Pasadena Terminal”) and (iii) one parcel of land held in fee at the Sweeny Refinery owned by Phillips 66 Company;

(b)         Phillips Texas Pipeline distributed (i) to 66 Pipeline, a 99% limited liability company interest in each of Holdings and Carrier and (ii) to Phillips 66 Pipeline, a 1% limited liability company interest in each of Holdings and Carrier, and 66 Pipeline and Phillips 66 Pipeline were each admitted as a member of each of Holdings and Carrier;

(c)          66 Pipeline distributed to Phillips 66 Pipeline (i) all of its 99% limited liability company interest in Holdings and (ii) all of its 99% limited liability company interest in Carrier;

(d)         Phillips 66 Pipeline conveyed to Carrier, as a capital contribution, each of the following:

(i)             (A) all pipe and equipment and all existing third-party rights-of-way in that certain Wood River to Hartford refined petroleum products pipeline and that certain Hartford to Explorer refined petroleum products pipeline (collectively, the “Hartford Connector Pipelines”) and the refined petroleum products terminal and storage system located in Hartford, Illinois (the “Hartford Terminal” and, together with the Hartford Connector Pipelines, the “Hartford Connector Products System”); (B) all third-party contracts related to the Hartford Connector Products System; and (C) all equipment, supplies and inventories of spare parts related to the Hartford Connector Products System;

(ii)          (A) all pipe and existing third-party rights-of-way in that certain Clifton Ridge to Lake Charles 20-inch crude oil pipeline; (B) all pipe and existing third-party rights-of-way in that certain Shell to Clifton Ridge crude oil pipeline; (C) all pipe and existing third-party rights-of-way in that certain Pecan Grove to Clifton Ridge crude oil pipeline (together with the pipelines described in clauses (ii)(A) and (B), the “Clifton Ridge Crude Pipeline System”); (D) all third-party contracts related to the Clifton Ridge Crude Pipeline System; and (E) all equipment, supplies and inventories of spare parts related to the Clifton Ridge Pipeline System;

(iii)       (A) all third-party contracts related to the assets comprising the Pasadena Terminal and (B) all equipment, supplies and inventories of spare parts related to the Pasadena Terminal; and

(iv)      (A) one tract of land held in fee at the Hartford Terminal and (B) one tract of land held in fee at the Pasadena Terminal.

(e)          Phillips 66 Pipeline conveyed to Holdings, as a capital contribution, (i) all third-party contracts related to the assets comprising that certain crude oil terminal located on the Calcasieu River approximately ten miles from Phillips 66 Company’s Lake Charles Refinery (the “Clifton Ridge Terminal”) and the assets comprising that certain crude oil terminal, including a barge dock and related assets, located adjacent to the Clifton Ridge Terminal (the “Pecan Grove Terminal”) and (ii) all equipment, supplies and inventories of spare parts related to the Clifton Ridge Terminal and Pecan Grove Terminal;

(f)           Phillips 66 Pipeline conveyed to Holdings, as a capital contribution, 100% of the limited liability company interests in Carrier, and Holdings was admitted as a member of Carrier;

(g)          Phillips 66 Pipeline distributed to Phillips 66 Company 100% of the limited liability company interests in Holdings, and Phillips 66 Company was admitted as a member of Holdings;

(h)         Phillips 66 Company conveyed to Holdings, as a capital contribution, (i) the Clifton Ridge Terminal and the Pecan Grove Terminal, other than certain parcels of land on which Phillips 66 Company’s Sulphur lubricants facility is located and a certain right-of-way for a related lubricants pipeline, and (ii) goodwill;

(i)             Phillips 66 Company conveyed to Carrier, on behalf of Holdings, as a capital contribution, (A) the remainder of the existing third-party rights-of-way in the pipeline corridor related to the Sweeny to Pasadena pipeline; (B) the remainder of the existing third-party rights-of-way in the pipeline corridor related to the Clifton Ridge to Lake Charles 20-inch crude oil pipeline; (C) certain fee property in the pipeline corridor related to the Sweeny to Pasadena pipeline; (D) all pipeline and existing third-party rights-of-way extending from the barge dock at the Hartford Terminal to the other assets at the Hartford Terminal; and (E) all parcels of land held in fee by Phillips 66 Company at the Hartford Terminal, other than certain parcels of land on which Phillips 66 Company’s Hartford lubricants facility is located;

7.             Effective as of June 1, 2013, (a) pursuant to that certain Right of Way Agreement, dated as of May 31, 2013, by and between WRB Refining LP, a Delaware limited partnership (“WRB Refining”), and Carrier, WRB Refining granted to Carrier an easement for the Wood River to Hartford refined petroleum products pipeline and (b) pursuant to that certain Partial Assignment and Assumption and Bill of Sale Agreement, dated as of June 1, 2013, by and between WRB Refining and Carrier, WRB Refining assigned to Carrier an easement for the Hartford Connector Products System;

8.             Effective as of June 7, 2013, the Partnership, as borrower, and Holdings, as initial guarantor, entered into a $250 million senior unsecured revolving credit facility with RBS Securities Inc., as a joint lead arranger, JPMorgan Chase Bank, N.A., as the administrative agent, and several other commercial lending institutions in certain other roles and as lenders and letter of credit issuing banks; and

WHEREAS, concurrently with the consummation of the transactions contemplated hereby, each of the matters provided for in Article II will occur in accordance with its respective terms;

WHEREAS, if the Over-Allotment Option (as defined herein) is exercised, each of the matters provided for in Article III will occur in accordance with its respective terms; and

WHEREAS, the stockholders, members or partners of the Parties have taken or caused to be taken all corporate, limited liability company and partnership action, as the case may be, required to approve the transactions contemplated by this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms below:

“Closing Date” means the date on which the closing of the purchase and sale of Common Units to the Underwriters pursuant to the Underwriting Agreement occurs.

“Closing Time” means the time on the Closing Date at which the closing of the purchase and sale of Common Units to the Underwriters pursuant to the Underwriting Agreement occurs.

“Common Unit” means a common unit representing a limited partner interest in the Partnership having the rights set forth in the Partnership Agreement.

“Company Group” means Phillips 66 Company, 66 Pipeline, Phillips Texas Pipeline, and Phillips 66 Pipeline.

“Effective Time” means 12:01 a.m. Eastern Time on the Closing Date.

“General Partner Unit” means a general partner unit representing a fractional part of the general partner interest in the Partnership having the rights set forth in the Partnership Agreement.

“Offering” means the initial public offering of the Partnership’s Common Units pursuant to the Registration Statement.

“Omnibus Agreement” means that certain Omnibus Agreement, dated as of the Closing Date, among Phillips 66 Company, Phillips 66 Pipeline, the General Partner and the Partnership, as such agreement may be amended, supplemented or restated from time to time.

“Option Period” means the period from the Closing Date to the date that is thirty days after the Closing Date.

“Option Units” has the meaning set forth in Article III.

“Original Partnership Agreement” means that certain Agreement of Limited Partnership of the Partnership, dated as of February 21, 2013.

“Over-Allotment Option” has the meaning assigned to it in the Partnership Agreement.

“Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of the Closing Date.

“Partnership Group” means the Partnership, the General Partner, Holdings and Carrier.

“Registration Statement” means the Registration Statement on Form S-1 filed with the United States Securities and Exchange Commission (Registration No. 333-187582), as amended.

“Subordinated Unit” means a subordinated unit representing a limited partner interest in the Partnership having the rights set forth in the Partnership Agreement.

“Underwriters” means the members of the underwriting syndicate listed in the Underwriting Agreement.

“Underwriting Agreement” means the firm commitment underwriting agreement entered into by and among the Partnership and the underwriters named in the Registration Statement with respect to the Offering.

ARTICLE II

CONTRIBUTIONS, ACKNOWLEDGMENTS AND DISTRIBUTIONS

Each of the following transactions set forth in Sections 2.1 through 2.6 shall be completed as of the Effective Time in the order set forth herein:

2.1          Execution of the Partnership Agreement.  The General Partner and Phillips 66 Company, as the organizational limited partner, shall amend and restate the Original Partnership Agreement by executing the Partnership Agreement in substantially the form included in Appendix A to the Registration Statement, with such changes as the General Partner and Phillips 66 Company may agree.

2.2          Contribution of QCR Balances. Phillips 66 Company hereby contributes its net receivable quick cash recall (“QCR”) balances to Holdings, as a capital contribution, such that each of Holdings and Carrier (through a further capital contribution from Holdings) can settle their respective individual net payable QCR balances under the existing treasury services management agreements in place between Phillips 66 Company and each of Holdings and Carrier on a cashless basis.

2.3          Prepayment of Certain Projects. (a) Phillips 66 Company hereby contributes $3.0 million to Holdings, as a capital contribution, and (b) Holdings hereby contributes $0.3 million to Carrier, as a capital contribution, in each case for the prepayment of certain projects to be completed by Holdings and Carrier, respectively, as contemplated in Article VIII of the Omnibus Agreement.

2.4          Contribution of the Holdings Interest to the General Partner.  Phillips 66 Company hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to the General Partner a portion of its limited liability company interests in Holdings with a value equal to 2% of the equity value of the Partnership immediately after the Closing (the “Holdings Interest”), and the General Partner hereby accepts such Holdings Interest as a capital contribution from Phillips 66 Company. Notwithstanding any provision of the limited liability company agreement of Holdings (the “Holdings LLC Agreement”) to the contrary, the General Partner is hereby admitted to Holdings as a member of Holdings holding the Holdings Interest and hereby agrees that it is bound by the Holdings LLC Agreement.  Phillips 66 Company hereby continues as a member of Holdings with respect to the portion of its limited liability company interest in Holdings not transferred to the General Partner.

2.5          Contribution of the Holdings Interest to the Partnership.  The General Partner hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to the Partnership the Holdings Interest in exchange for (a) a continuation of the General Partner’s 2% general partner interest in the Partnership (represented by 1,437,433 General Partner Units) and (b) the issuance to the General Partner of all of the limited partner interests in the Partnership classified as “Incentive Distribution Rights” under the Partnership Agreement, and the Partnership hereby accepts such Holdings Interest.  Notwithstanding any provision of the Holdings LLC Agreement to the contrary, the Partnership is hereby admitted to Holdings as a member of Holdings and hereby agrees that it is bound by the Holdings LLC Agreement.   Immediately following such contribution of the Holdings Interest, Phillips 66 Company shall and does hereby continue as a member of Holdings, and the General Partner shall and does hereby cease to be a member of Holdings and shall thereupon cease to have or exercise any right or power as a member of Holdings, and Holdings is hereby continued without dissolution.

2.6          Additional Contribution of Holdings Interests.  Phillips 66 Company hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to the Partnership (a) all right, title and interest in and to all of Phillips 66 Company’s remaining limited liability company interests in Holdings in exchange for (a) 16,328,362 Common Units representing a 22.7% limited partner interest in the Partnership, and (b) 35,217,112 Subordinated Units representing a 49.0% limited partner interest in the Partnership, and the Partnership hereby accepts such limited liability company interests.  Immediately following such contribution of such limited liability company interests, the Partnership shall and does hereby continue as the sole member of Holdings and Phillips 66 Company shall and does hereby cease to be a member of Holdings and shall thereupon cease to have or exercise any right or power as a member of Holdings, and Holdings is continued without dissolution.  The Parties acknowledge and agree that, pursuant to and subject to the terms and conditions of the Omnibus Agreement, and in consideration of the Partnership’s issuance of Common Units and Subordinated Units to Phillips 66 Company under this Section 2.6, Phillips 66 Company has granted to the Partnership Group a nontransferable, nonexclusive, royalty-free right and license to use the name “Phillips 66” (the “Name”) and any other trademarks owned by Company that contain the Name, the Name together with the distinctive shield graphic, the shield graphic alone, or the name “Phillips 66 Partners” together with the partial outline shield graphic.

Each of the following transactions set forth in Sections 2.7 through 2.9 shall be completed as of the Closing Time, and in any event only after completion of the transactions set forth in Sections 2.1 through 2.6, in the order set forth herein:

2.7          Public Cash Contribution.  The Parties acknowledge that, in connection with the Offering, public investors, through the Underwriters, have made a capital contribution to the Partnership of $377,775,000 in cash in exchange for 16,425,000 Common Units (the “Firm Units”) representing a 22.9% limited partner interest in the Partnership, and new limited partners are being admitted to the Partnership in connection therewith.

2.8          Payment of Transaction Expenses and Retention of Proceeds by the Partnership.  The Parties acknowledge (a) the payment by the Partnership, in connection with the closing of the Offering, of transaction expenses in the amount of approximately $4.7 million, excluding underwriting discounts of $22,666,500 in the aggregate but including (i) a structuring fee of 0.375% of the gross proceeds of the Offering payable to certain of the Underwriters (the “Structuring Fee”), (ii) an advisory fee of $625,000 payable to Evercore Group L.L.C. and (iii) reimbursement of certain expenses by the Underwriters, and (b) the retention by the Partnership of $351.4 million for general partnership purposes, including (i) to prefund potential future acquisitions from Phillips 66 Company and its affiliates and third parties and potential future expansion capital expenditures and (ii) to fund ongoing working capital needs of Holdings.

2.9          Redemption of the Initial LP Interest from the Partnership and Return of Initial Capital Contribution.  The Partnership hereby redeems the Initial LP Interest held by Phillips 66 Company and hereby refunds and distributes to Phillips 66 Company the initial contribution, in the amount of $980, made by Phillips 66 Company in connection with the formation of the Partnership, along with any interest or other profit that resulted from the investment or other use of such initial contribution.

ARTICLE III

EXERCISE OF OVER-ALLOTMENT OPTION

If the Over-Allotment Option is exercised in whole or in part, the Underwriters will contribute additional cash to the Partnership in exchange for up to an additional 2,463,750 Common Units representing a 3.4% limited partner interest in the Partnership (the “Option Units”) at the Offering price per Common Unit set forth in the Registration Statement, net of underwriting discounts and the Structuring Fee.  Upon the expiration of the Option Period, any Option Units not purchased by the Underwriters pursuant to the Underwriting Agreement will be issued on a deferred basis to Phillips 66 Company as part of the contribution transactions described in Section 2.6.

ARTICLE IV

FURTHER ASSURANCES

From time to time after the date hereof, and without any further consideration, each of the Parties shall execute, acknowledge and deliver additional instruments, notices and other documents, and will do all such other acts and things, all in accordance with applicable law, as may be necessary or appropriate to more fully and effectively carry out the purposes and intent of this Agreement.  Without limiting the generality of the foregoing, the Parties acknowledge that the Parties have used their good faith efforts to identify all of the assets being contributed to the Partnership Group as required in connection with this Agreement.  However, due to the age of some of the assets and the difficulties in locating appropriate data with respect to some of the assets, it is possible that assets intended to be contributed ultimately to the Partnership Group were not identified and therefore are not included in the assets contributed to the Partnership Group as of the Effective Time.  It is the express intent of the Parties that the Partnership Group own all assets necessary to operate the assets that are identified in this Agreement and in the Registration Statement.  To the extent that any assets were not identified but are necessary to the operation of the assets that are so identified in this Agreement and in the Registration Statement, then the intent of the Parties is that all such unidentified assets are intended to be conveyed to the Partnership Group pursuant to this Agreement.  To the extent any such assets are identified at a later date, the Parties shall take all appropriate action required in order to convey such assets to the Partnership or any applicable Partnership Group subsidiaries.  Likewise, to the extent that any assets that are conveyed to the Partnership Group hereunder are later identified by the Parties as assets that the Parties did not intend to convey to the Partnership Group as reflected in the Registration Statement, the Parties shall take all appropriate action required to convey such assets to the appropriate Company Group member.

Furthermore, without limiting any liabilities of the Company Group or other remedies of the Partnership Group applicable under this Agreement or any other agreements, if and to the extent that the valid, complete and perfected transfer or assignment of any assets by any member of the Company Group to any member of the Partnership Group or the acquisition of any assets from any member of the Company Group by any member of the Partnership Group would be a violation of applicable law, or require any additional consents, approvals or notifications in connection with the transfer of such assets by any member of the Company Group to any member of the Partnership Group that have not been obtained or made by the Effective Time, then, unless the Parties shall otherwise mutually determine, the transfer or assignment of such assets to such member of the Partnership Group or the assumption of such assets by such member of the Partnership Group, as the case may be, shall be automatically deemed deferred and any such purported transfer, assignment or assumption shall be null and void until such time as all legal impediments are removed or such consents, approvals and notifications have been obtained or made.  Notwithstanding the foregoing, in such event the Company Group shall (a) hold such assets in trust for the benefit of the Partnership Group, (b) not transfer or assign such assets, in whole or in part, other than with the prior consent of the Partnership, and (c) use its reasonable best efforts to assure that each member of the Partnership Group receives all of the benefits of the assets attempted to have been transferred to it until such time as the attempted transfer is complete, and each member of the Partnership Group shall bear all costs associated with such assets (except costs associated with the attempted transfer or perfecting such transfer, and subject to offset of any benefits of the assets not received by the Partnership Group against associated costs incurred by the Company Group ) as if the transfer had been valid and complete.

ARTICLE V

ORDER OF COMPLETION AND EFFECTIVENESS OF TRANSACTIONS

5.1                               Order of Completion of Transactions.  The transactions provided for in Sections 2.1 through 2.6 shall be completed as of the Effective Time in the order set forth in Article II.  The transactions provided for in Sections 2.7 through 2.9 shall be completed as of the Closing Time in the order set forth in Article II.  Following the completion of the transactions set forth in Article II, the transactions provided for in Article III, if they occur, shall be completed.

5.2                               Effectiveness of Transactions.  Notwithstanding anything contained in this Agreement to the contrary, (a) none of the provisions of Sections 2.1 through 2.6 shall be operative or have any effect until the Effective Time and (b) none of the provisions of Sections 2.7 through 2.9 or Article III shall be operative or have any effect until the Closing Time, at which respective time all such applicable provisions shall be effective and operative in accordance with Section 5.1 without further action by any Party.

ARTICLE VI

MISCELLANEOUS

6.1                               Costs.  Except for the transaction expenses set forth in Section 2.8, Holdings shall pay all expenses, fees and costs, including, but not limited to, all sales, use and similar taxes arising out of the contributions, distributions, conveyances and deliveries to be made under Article II and shall pay all documentary, filing, recording, transfer, deed and conveyance taxes and fees required in connection therewith.  In addition, Holdings shall be responsible for all costs, liabilities and expenses (including court costs and reasonable attorneys’ fees) incurred in connection with the implementation of any conveyance or delivery pursuant to Article IV (to the extent related to any of the contributions, distributions, conveyances and deliveries to be made under Article II).

6.2                               Headings; References; Interpretation.  All Article and Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof.  The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, and not to any particular provision of this Agreement.  All references herein to Articles and Sections shall, unless the context requires a different construction, be deemed to be references to the Articles and Sections of this Agreement.  All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa.  The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation,” “but not limited to” or other words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.

6.3                               Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

6.4                               No Third Party Rights.  The provisions of this Agreement are intended to bind the Parties as to each other and are not intended to and do not create rights in any other person or confer upon any other person any benefits, rights or remedies, and no person is or is intended to be a third party beneficiary of any of the provisions of this Agreement.

6.5                               Counterparts.  This Agreement may be executed in any number of counterparts with the same effect as if all Parties had signed the same document.  All counterparts shall be construed together and shall constitute one and the same instrument.

6.6                               Applicable Law.  This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.  EACH OF THE PARTIES HERETO AGREES THAT THIS AGREEMENT INVOLVES AT LEAST U.S. $100,000.00 AND THAT THIS AGREEMENT HAS BEEN ENTERED INTO IN EXPRESS RELIANCE UPON 6 Del. C. § 2708.  EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES (i) TO BE SUBJECT TO THE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE AND OF THE FEDERAL COURTS SITTING IN THE STATE OF DELAWARE, AND (ii) TO THE EXTENT SUCH PARTY IS NOT OTHERWISE SUBJECT TO SERVICE OF PROCESS IN THE STATE OF DELAWARE, TO APPOINT AND MAINTAIN AN AGENT IN THE STATE OF DELAWARE AS SUCH PARTY’S AGENT FOR ACCEPTANCE OF LEGAL PROCESS AND TO NOTIFY THE OTHER PARTIES OF THE NAME AND ADDRESS OF SUCH AGENT.

6.7                               Severability.  If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement.  Instead, this Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid and an equitable adjustment shall be made and necessary provision added so as to give effect to the intention of the Parties as expressed in this Agreement at the time of execution of this Agreement.

6.8                               Amendment or Modification.  This Agreement may be amended or modified from time to time only by the written agreement of all the Parties.  Each such instrument shall be reduced to writing and shall be designated on its face as an amendment to this Agreement.  Notwithstanding anything in the foregoing to the contrary, any amendment executed by the Partnership or any of its subsidiaries shall not be effective unless and until the execution of such amendment has been approved by the conflicts committee of the General Partner’s board of directors.

6.9                               Integration.  This Agreement and the instruments referenced herein and in the exhibits attached hereto supersede all previous understandings or agreements among the parties, whether oral or written, with respect to the subject matter of this Agreement and such instruments.  This Agreement and such instruments contain the entire understanding of the Parties with respect to the subject matter hereof and thereof.  There are no unwritten oral agreements between the parties.  No understanding, representation, promise or agreement, whether oral or written, is intended to be or shall be included in or from part of this Agreement unless it is contained in a written amendment hereto executed by the parties hereto after the date of this Agreement.

6.10                        Deed; Bill of Sale; Assignment.  To the extent required and permitted by applicable law, this Agreement shall also constitute a “deed,” “bill of sale” or “assignment” of the assets and interests referenced herein.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Parties to this Agreement have caused it to be duly executed as of the date first above written.

PHILLIPS 66 COMPANY

By:	/s/ T.G. Taylor
T.G. Taylor
Executive Vice President, Commercial, Marketing,
Transportation and Business Development
of Phillips 66 Company

PHILLIPS 66 PIPELINE LLC

By:	/s/ C.L. Brooks
C.L. Brooks
Vice President

PHILLIPS TEXAS PIPELINE COMPANY, LTD
By:	Phillips 66 Pipeline LLC, General Partner
of Phillips Texas Pipeline Company, Ltd.

By:	/s/ C.L. Brooks
C.L. Brooks
Vice President

66 PIPELINE LLC

By:	/s/ C.L. Brooks
C.L. Brooks
Vice President

PHILLIPS 66 PARTNERS LP
By:	Phillips 66 Partners GP LLC,
General Partner of Phillips 66 Partners LP

By:	/s/ J.T. Liberti
J.T. Liberti
Vice President and Chief Operating Officer
of Phillips 66 Partners GP LLC

[Second signature page follows.]

First Signature page to Contribution Agreement

PHILLIPS 66 PARTNERS GP LLC

By:	/s/ B.R. Wenzel
B.R. Wenzel
Vice President and Treasurer
of Phillips 66 Partners GP LLC

PHILLIPS 66 PARTNERS HOLDINGS LLC
By:	Phillips 66 Company
Sole Member of Phillips 66 Partners Holdings LLC

By:	/s/ B.R. Wenzel
B.R. Wenzel
Vice President and Treasurer
of Phillips 66 Company

PHILLIPS 66 CARRIER LLC
By:	Phillips 66 Partners Holdings LLC,
Sole Member of Phillips 66 Carrier LLC
By:	Phillips 66 Company,

By:	/s/ B.R. Wenzel
B.R. Wenzel
Vice President and Treasurer
of Phillips 66 Company

Second Signature page to Contribution Agreement

Exhibit A

Conveyance Documents

1.                                      Action of Contribution with Limited Warranty (Calcasieu Parish, Louisiana), dated May 31, 2013, by and between Phillips 66 Company and Holdings.

2.                                      Right of Way Agreement (Calcasieu Parish, Louisiana), dated May 31, 2013, by and between Phillips 66 Company and Carrier (Clifton Ridge to Westlake pipeline).

3.                                      Partial Assignment and Assumption and Bill of Sale Agreement (Calcasieu Parish, Louisiana), dated as of May 31, 2013, by and between Phillips 66 Company and Carrier (Clifton Ridge to Westlake pipeline).

4.                                      Assignment and Assumption and Bill of Sale Agreement (Calcasieu Parish, Louisiana), dated as of May 31, 2013, by and between Phillips 66 Company and Carrier.

5.                                      Assignment and Assumption and Bill of Sale Agreement (Calcasieu Parish, Louisiana), dated as of May 31, 2013, by and between Phillips 66 Pipeline and Carrier.

6.                                      Action of Contribution with Limited Warranty (Calcasieu Parish, Louisiana), dated May 31, 2013, by and between Phillips 66 Pipeline and Carrier.

7.                                      Right of Way Agreement (Calcasieu Parish, Louisiana), effective as of June 1, 2013, by and between Holdings and Carrier.

8.                                      Special Warranty Deed (Madison County, Illinois), dated May 31, 2013, by and between Phillips 66 Company and Carrier.

9.                                      Quitclaim Deed (Madison County, Illinois), dated May 31, 2013, by and between Phillips 66 Company and Carrier.

10.                               Assignment and Assumption and Bill of Sale Agreement (Madison County, Illinois), dated as of May 31, 2013, by and between Phillips 66 Company and Carrier.

11.                               Assignment and Assumption and Bill of Sale Agreement (Madison County, Illinois), dated as of May 31, 2013, by and between Phillips 66 Pipeline and Carrier.

12.                               Assignment and Assumption and Bill of Sale Agreement (Madison County, Illinois), dated as of May 31, 2013, by and between Phillips 66 Pipeline and Carrier.

13.                               Partial Assignment and Assumption and Bill of Sale Agreement (Madison County, Illinois), dated as of May 31, 2013, by and between Phillips 66 Pipeline and Carrier.

14.                               Special Warranty Deed (Madison County, Illinois), dated as of May 31, 2013, by and between Phillips 66 Pipeline and Carrier.

15.                               Right of Way Agreement (Madison County, Illinois), dated effective as of June  1, 2013, by and between WRB Refining and Carrier.

16.                              Partial Assignment and Assumption and Bill of Sale Agreement (Harris County, Texas), dated as of May 31, 2013, by and between Phillips 66 Company and Carrier.

17.                               Special Warranty Deed (Harris County, Texas), dated as of May 31, 2013, by and between Phillips 66 Company and Carrier.

Exhibit A-1

18.                               Partial Assignment and Assumption and Bill of Sale Agreement (Harris County, Texas), dated as of May 31, 2013, by and between Phillips 66 Pipeline and Carrier.

19.                               Special Warranty Deed (Harris County, Texas), dated as of May 31, 2013, by and between Phillips 66 Pipeline and Carrier.

20.                               Assignment and Assumption and Bill of Sale Agreement (Harris County, Texas), dated as of May 31, 2013, by and between Phillips Texas Pipeline and Carrier.

21.                               Special Warranty Deed (Harris County, Texas), dated as of May 31, 2013, by and between Phillips Texas Pipeline and Carrier.

22.                               Assignment and Assumption and Bill of Sale Agreement (Brazoria County, Texas), dated as of May 31, 2013, by and between Phillips 66 Company and Carrier.

23.                               Special Warranty Deed (Brazoria County, Texas), dated as of May 31, 2013, by and between Phillips 66 Company and Carrier.

24.                               Partial Assignment and Assumption and Bill of Sale Agreement (Brazoria County, Texas), dated as of May 31, 2013, by and between Phillips 66 Pipeline and Carrier.

25.                               Assignment and Assumption and Bill of Sale Agreement (Brazoria County, Texas), dated as of May 31, 2013, by and between Phillips Texas Pipeline and Carrier.

26.                               Special Warranty Deed (Brazoria County, Texas), dated as of May 31, 2013, by and between Phillips Texas Pipeline and Carrier.

27.                               Contribution, Conveyance and Assumption Agreement, dated as of May 31, 2013, by and between Phillips 66 Pipeline and Holdings.

28.                               Distribution Agreement, dated as of May 31, 2013, by and between 66 Pipeline and Phillips 66 Pipeline.

29.                               Distribution Agreement, dated as of May 31, 2013, by and between Phillips Texas Pipeline and 66 Pipeline.

30.                               Distribution Agreement, dated as of May 31, 2013, by and between Phillips Texas Pipeline and Phillips 66 Pipeline.

31.                               Distribution Agreement, dated as of May 31, 2013, by and between Phillips 66 Pipeline and Phillips 66 Company.

32.                               Partial Assignment and Assumption and Bill of Sale Agreement, dated as of June 1, 2013, by and between WRB Refining LP and Carrier.

Exhibit A-2